Exhibit 99.1

For further information, contact:

Jeff Palmer	Tom Hayes
Investor Relations	Corporate Marketing
408-222-8373	408-222-2815
jpalmer@marvell.com	tom@marvell.com

Marvell Technology Group Ltd. Reports Second Quarter of Fiscal 2011 Results

Revenue: $896 Million, Up 5 Percent Sequentially

GAAP Net Income: $220 Million, $0.33 per share EPS

Free Cash Flow: $292 Million, 33 Percent of Revenue

Announces $500 Million Share Repurchase Plan

Santa Clara, California (August 19, 2010) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a global leader in integrated silicon solutions today reported financial results for the second quarter of fiscal 2011, ended July 31, 2010.

Net revenue for the second quarter of fiscal 2011 was $896 million, a 40 percent increase from $641 million in the second quarter of fiscal 2010, ended August 1, 2009, and a 5 percent sequential increase from $856 million in the first quarter of fiscal 2011, ended May 1, 2010.

GAAP net income was $220 million, or $0.33 per share (diluted), for the second quarter of fiscal 2011, compared with a GAAP net income of $58 million, or $0.09 per share (diluted), for the second quarter of fiscal 2010. GAAP net income in the first quarter of fiscal 2011 was $206 million, or $0.30 per share (diluted).

Non-GAAP net income was $273 million, or $0.40 per share (diluted), for the second quarter of fiscal 2011, as compared with non-GAAP net income of $119 million, or $0.18 per share (diluted), for the second quarter of fiscal 2010. Non-GAAP net income for the first quarter of fiscal 2011 was $260 million, or $0.38 per share (diluted).

“We delivered excellent results for the second quarter,” said Dr. Sehat Sutardja, Marvell’s Chairman and Chief Executive Officer. “We experienced significant revenue growth in our mobile and wireless end market which increased over 50 percent sequentially, and over 140 percent year over year, while revenue from our networking end market grew 4 percent sequentially, and over 30 percent year over year. Despite the challenges of a softening macroeconomic environment for PCs, we continue to deliver best in class profitability on both operating and cash flow margins, demonstrating the robustness of our long-term business model driven by the transformation of our revenues to the mobile and wireless semiconductor end market. Given the long-term confidence we have in our business model, we are pleased to announce the Board of Directors has authorized a share repurchase program of $500 million.”

Marvell reports net income (loss), basic and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis as outlined below. Reconciliations of GAAP net income (loss) to non-GAAP net income for the three months ended July 31, 2010, May 1, 2010 and August 1, 2009 appear in the financial statements below. Non-GAAP net income, where applicable, excludes the effect of stock-based compensation, amortization and write-offs of acquired intangible assets, restructuring costs and certain other expenses or benefits.

GAAP gross margin for the second quarter of fiscal 2011 was 59.1 percent, compared to 55.0 percent for the second quarter of fiscal 2010 and 59.8 percent for the first quarter of fiscal 2011.

Non-GAAP gross margin for the second quarter of fiscal 2011 was 59.3 percent, compared to 55.3 percent for the second quarter of fiscal 2010 and 60.6 percent for the first quarter of fiscal 2011.

Shares used to compute GAAP net income per diluted share for the second quarter of fiscal 2011 were 675 million shares, compared with 648 million shares in the second quarter of fiscal 2010 and 678 million shares in the first quarter of fiscal 2011. Shares used to compute non-GAAP net income per diluted share for the second quarter of fiscal 2011 were 678 million shares, compared with 652 million shares for the second quarter of fiscal 2010 and 681 million shares for the first quarter of fiscal 2011.

Cash flow from operations for the second quarter of fiscal 2011 was $319 million, up from the $182 million in the second quarter of fiscal 2010 and up from the $256 million reported in the first quarter of fiscal 2011. Free cash flow for the second quarter of fiscal 2011 was $292 million, up from the $175 million reported in second quarter of fiscal 2010, and up from the $237 million reported in the first quarter of fiscal 2011. Free cash flow as presented above is defined as cash flow from operations, less capital expenditures and purchases of technology licenses.

Share Repurchase Program

Marvell also announced today that its Board of Directors has authorized a program to repurchase up to $500 million of its outstanding common shares, depending on market conditions and other factors.

Marvell intends to effect the repurchase program in accordance with the conditions of Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The repurchase program will be subject to market conditions and other factors and does not obligate Marvell to repurchase any dollar amount or number of its common shares. The program may be extended, modified, suspended or discontinued at any time. The repurchases, which are expected to be funded from Marvell’s current cash and short-term position of over $2.3 billion, may occur in open market, privately negotiated or block transactions. As of July 31, 2010, Marvell had approximately 650 million common shares outstanding.

Conference Call

Marvell will be conducting a conference call on August 19, 2010 at 1:45 p.m. Pacific Time to discuss results for the second quarter of fiscal 2011. Interested parties may join the conference call by dialing 1-866-314-5050, pass-code 24135453. The call will be webcast by Thomson Reuters and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until September 19, 2010.

Discussion of Non-GAAP Financial Measures

Non-GAAP financial measures exclude stock-based compensation expense as well as charges related to acquisitions, restructuring, gains and other charges that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core operating performance. Non-GAAP earnings per share is calculated by dividing non-GAAP net income by non-GAAP weighted average shares outstanding (diluted). For purposes of calculating non-GAAP earnings per share, the GAAP weighted average shares outstanding (diluted) is adjusted to exclude the potential benefits of compensation costs expected to be incurred in future periods, but not yet recognized in the financial statements. The expected compensation costs are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method and also include the dilutive/antidilutive effects of common stock options and restricted stock.

Marvell believes that the presentation of non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. For further information regarding why Marvell believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to Marvell’s Current Report on Form 8-K filed today with the SEC. The Form 8-K is available on the SEC’s website at www.sec.gov as well as on the Marvell website in the Investor Relations section at www.marvell.com.

About Marvell

Marvell Technology Group Ltd. (NASDAQ: MRVL) is a global leader in the development of storage, communications and consumer silicon solutions. Marvell’s diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking. As used in this release, the term the “Company” and “Marvell” refer to Marvell Technology Group Ltd. and its subsidiaries. For more information please visit www.marvell.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the sustainability of the Company’s long term business model to deliver best in class profitability on both operating and cash flow margins; the Company’s ability to fund common share purchases out of the

Company’s current cash position; the types of transactions pursuant to which repurchases will be made under the share repurchase program; and statements concerning the Company’s use of non-GAAP financial measures as important supplemental information. These statements are not guarantees of results and should not be considered as an indication of future performance. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties, including, among others, the Company’s financial condition and results of operations may vary from quarter to quarter; the impact of global economic conditions on the Company’s business; significant dependence on the hard disk drive industry; highly competitive nature of the markets in which the Company competes; reliance on a few customers; market acceptance of the Company’s products; and the impact of current or future intellectual property litigation and claims for indemnification. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in Marvell’s latest Annual Report on Form 10-K for the year ended January 30, 2010, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC. When Marvell files its Form 10-Q for the second quarter of fiscal 2011, the financial statements may differ from the results disclosed in this press release because judgments and estimates that management used in preparing the financial results reported in this press release may need to be updated to the date of the filing. The Company’s results also remain subject to review by the Company’s independent registered public accounting firm. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	July 31, 2010	May 1, 2010	August 1, 2009	July 31, 2010	August 1, 2009
Net revenue	$896,474	$855,579	$640,620	$1,752,053	$1,162,054
Cost of goods sold	366,682	343,985	288,059	710,667	545,689

Gross profit	529,792	511,594	352,561	1,041,386	616,365
Operating expenses:
Research and development	228,211	219,111	196,190	447,322	402,279
Selling and marketing	36,863	38,423	32,908	75,286	66,818
General and administrative	25,440	23,108	29,468	48,548	132,196
Amortization and write-off of acquired intangible assets	21,214	22,549	26,446	43,763	56,802

Total operating expenses	311,728	303,191	285,012	614,919	658,095

Operating income (loss)	218,064	208,403	67,549	426,467	(41,730)
Interest and other income (expense), net	4,212	(3,752)	279	460	119

Income (loss) before income taxes	222,276	204,651	67,828	426,927	(41,611)
Provision (benefit) for income taxes	2,499	(1,116)	9,335	1,383	11,353

Net income (loss)	$219,777	$205,767	$58,493	$425,544	(52,964)

Basic net income (loss) per share	$0.34	$0.32	$0.09	$0.66	$(0.09)

Diluted net income (loss) per share	$0.33	$0.30	$0.09	$0.63	$(0.09)

Shares used in computing basic earnings (loss) per share	648,028	640,926	620,881	644,477	619,779
Shares used in computing diluted earnings (loss) per share	675,220	678,059	648,110	676,639	619,779

Marvell Technology Group Ltd.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	July 31, 2010	May 1, 2010	August 1, 2009	July 31, 2010	August 1, 2009
GAAP net income (loss)	$219,777	$205,767	$58,493	$425,544	$(52,964)
Stock-based compensation	30,689	26,896	30,015	57,585	61,663
Amortization and write-off of acquired intangible assets	21,214	22,549	26,446	43,763	56,802
Restructuring (a)	1,660	586	4,956	2,246	13,292
Legal/Tax related matters (b)	—	4,373	(1,202)	4,373	70,798
Other (c)	—	—	—	—	990

Non-GAAP net income	$273,340	$260,171	$118,708	$533,511	$150,581

GAAP weighted average shares - diluted	675,220	678,059	648,110	676,639	619,779
Non-GAAP adjustment	3,131	3,310	3,651	3,273	24,404

Non-GAAP weighted average shares diluted (d)	678,351	681,369	651,761	679,912	644,183

GAAP diluted net income (loss) per share	$0.33	$0.30	$0.09	$0.63	$(0.09)

Non-GAAP diluted net income per share	$0.40	$0.38	$0.18	$0.78	$0.23

GAAP gross profit:	$529,792	$511,594	$352,561	$1,041,386	$616,365
Stock-based compensation	1,692	2,236	1,810	3,928	5,926
Other	—	4,373	—	4,373	990

Non-GAAP gross profit	$531,484	$518,203	$354,371	$1,049,687	$623,281

GAAP gross profit as a % of revenue	59.1%	59.8%	55.0%	59.4%	53.0%
Stock-based compensation	0.2%	0.3%	0.3%	0.2%	0.5%
Other	—	0.5%	—	0.3%	0.1%

Non-GAAP gross profit	59.3%	60.6%	55.3%	59.9%	53.6%

GAAP research and development:	$228,211	$219,111	$196,190	$447,322	$402,279
Stock-based compensation	(22,089)	(18,851)	(22,193)	(40,940)	(43,930)
Restructuring	(1,370)	(129)	(3,526)	(1,499)	(9,366)
Legal/Tax settlement	—	—	1,820	—	1,820

Non-GAAP research and development	$204,752	$200,131	$172,291	$404,883	$350,803

GAAP selling and marketing:	$36,863	$38,423	$32,908	$75,286	$66,818
Stock-based compensation	(2,397)	(3,173)	(3,659)	(5,570)	(7,370)
Restructuring	—	—	(524)	—	(1,788)
Legal/Tax settlement	—	—	659	—	659

Non-GAAP selling and marketing	$34,466	$35,250	$29,384	$69,716	$58,319

GAAP general and administrative:	$25,440	$23,108	$29,468	$48,548	$132,196
Stock-based compensation	(4,511)	(2,636)	(2,353)	(7,147)	(4,437)
Restructuring	(290)	(457)	(906)	(747)	(2,138)
Legal/Tax settlement		—	158	—	(71,842)

Non-GAAP general and administrative	$20,639	$20,015	$26,367	$40,654	$53,779

(a)	Amounts represent restructuring related charges including severance costs from reductions in force, asset impairment and a charge related to facilities impairment.
(b)	Fiscal quarter ended May 1, 2010 includes an amount representing the portion of an IP litigation settlement related to previous fiscal years from 2003 through 2010. The six months ended August 1, 2009 includes a $72.0 million charge in connection with the settlement of the class action litigation. Fiscal quarter ended August 1, 2009 includes the net impact of our settlement with the IRS related to our historical stock option practices. As the composition of the settlement was different than the initial reserve, the net benefit includes a $2.6 million benefit to operating expense with an offset of $1.4 million of interest expense.
(c)	The six months ended August 1, 2009 includes underutilization charges recorded in connection with the rampdown of the Malaysia test operations.
(d)	For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of stock compensation costs attributable to future services and not yet recognized in the financial statements.

Marvell Technology Group Ltd.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	July 31, 2010	January 30, 2010
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$2,379,951	$1,796,717
Accounts receivable, net	490,755	356,796
Inventories	239,320	241,541
Prepaid expenses and other current assets	72,045	70,491

Total current assets	3,182,071	2,465,545
Property and equipment, net	343,445	342,497
Long-term investments	34,184	34,281
Goodwill and acquired intangible assets, net	2,153,424	2,176,763
Other non-current assets	154,153	151,854

Total assets	$5,867,277	$5,170,940

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$385,509	$277,405
Accrued liabilities	201,787	207,877
Income taxes payable	19,204	19,992
Deferred income	86,019	59,396
Current portion of capital lease obligations	1,501	1,940

Total current liabilities	694,020	566,610
Capital lease obligations, net of current portion	—	511
Other long-term liabilities	190,352	185,840

Total liabilities	884,372	752,961

Shareholders’ equity:
Common stock	1,300	1,277
Additional paid-in capital	4,745,787	4,607,844
Accumulated other comprehensive gain (loss)	531	(885)
Retained earnings (accumulated deficit)	235,287	(190,257)

Total shareholders’ equity	4,982,905	4,417,979

Total liabilities and shareholders’ equity	$5,867,277	$5,170,940

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	July 31, 2010	August 1, 2009	July 31, 2010	August 1, 2009
Cash flows from operating activities:
Net income (loss)	$219,777	$58,493	$425,544	$(52,964)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	22,773	25,030	45,851	50,405
Stock-based compensation	30,689	30,015	57,585	61,663
Amortization and write-off of acquired intangible assets	21,214	26,446	43,763	56,802
Amortization of marketable securities premium	2,777	—	4,812	—
Facilities impairment	1,140	—	1,140	—
Fair market value adjustment to Intel inventory sold	(1,048)	(1,733)	(1,990)	(3,076)
Excess tax benefits from stock-based compensation	(44)	(40)	(229)	(69)
Deferred income taxes	(1,457)	5,868	(1,457)	5,868
Changes in assets and liabilities:
Accounts receivable	(42,062)	(43,095)	(133,959)	(106,361)
Inventories	(31,501)	(5,694)	3,916	100,587
Prepaid expenses and other assets	(3,927)	(5,409)	6,454	8,921
Accounts payable	93,949	103,043	98,775	133,781
Accrued liabilities and other	(50)	5,604	2,248	69,059
Accrued employee compensation	4,406	(14,007)	(6,100)	(974)
Income taxes payable	(88)	3,585	1,853	4,928
Deferred income	2,690	(5,773)	26,623	(1,708)

Net cash provided by operating activities	319,238	182,333	574,829	326,862
Cash flows from investing activities:
Purchases of investments	(522,932)	—	(710,810)	—
Sales and maturities of securities	198,305	50	347,745	50
Cash paid for acquisitions, net	(20,679)	—	(20,679)	—
Purchases of technology licenses	(4,569)	(3,250)	(6,819)	(12,550)
Purchases of property and equipment	(22,903)	(3,765)	(39,298)	(7,179)

Net cash used in investing activities	(372,778)	(6,965)	(429,861)	(19,679)
Cash flows from financing activities:
Proceeds from the issuance of common shares	31,789	20,636	80,477	21,021
Principal payments on capital lease obligations	(480)	(442)	(950)	(875)
Excess tax benefits from stock-based compensation	44	40	229	69

Net cash provided by financing activities	31,353	20,234	79,756	20,215

Net increase (decrease) in cash and cash equivalents	(22,187)	195,602	224,724	327,398

Cash and cash equivalents at beginning of period	1,352,339	1,059,205	1,105,428	927,409

Cash and cash equivalents at end of period	$1,330,152	$1,254,807	$1,330,152	$1,254,807